Exhibit 99.1

CONTACTS

For Acorda Therapeutics
Tierney Saccavino
Acorda Therapeutics
(914) 347-4300 ext. 104
tsaccavino@acorda.com

For Paul Capital Healthcare:
Kellie Walsh
Lazar Partners
646-871-8480
kwalsh@lazarpartners.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics® to Receive Up to $10 Million from
Paul Capital Healthcare
Proceeds to Finance Zanaflex Capsules™ Salesforce Expansion and Promotion

HAWTHORNE and NEW YORK, N.Y., November 29, 2006 — Acorda Therapeutics (NASDAQ: ACOR) today announced that it has amended its December 2005 agreement with an affiliate of Paul Capital Healthcare (formerly Paul Royalty Fund) to revise the triggers to receive up to $10 million in additional funding. The Company previously received $15 million to fund the initial expansion of its salesforce from 14 to 32 professionals, as well as other Zanaflex Capsules operations. The current proceeds will fund the recently-announced salesforce expansion to 65 and other Zanaflex Capsules commercialization activities.

Under the terms of the amendment, the Company will receive $5 million at closing with the potential for an additional $5 million if it achieves a 2006 sales milestone.

“Acorda’s salesforce has shown impressive performance in marketing Zanaflex Capsules over the past year. We are pleased to be able to expand our existing agreement with the company to fund their recently-announced salesforce expansion initiative,” said Lionel Leventhal, Partner, Paul Capital Healthcare.

“We are very pleased with our partnership with Paul Capital Healthcare. This agreement has enabled us to expand our business through a financing that is non-dilutive to our shareholders,” said Mary Fisher, Chief Operating Officer of Acorda Therapeutics. “The salesforce expansion will allow us to address more specialists and primary care physicians who are high prescribers of tizanidine.”

Forward Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Zanaflex Capsules, the risk of unfavorable results from future studies of Fampridine-SR, delays in obtaining or failure to obtain FDA approval of Fampridine-SR, competition, the ability to obtain additional financing to support Acorda Therapeutics’ operations, unfavorable results from its preclinical programs, and failure to protect its intellectual property or to defend against the intellectual property claims of others. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Paul Capital Partners and Paul Capital Healthcare
Paul Capital Partners manages nearly $5 billion in equity capital commitments for its three investment platforms that include Healthcare Direct Investments (including royalty and revenue interests), Private Equity Secondaries and Top Tier Fund-of-Funds. The firm has offices in New York, San Francisco, Paris, London and Toronto. Paul Capital Healthcare is one of the largest dedicated healthcare funds globally, with $1.4 billion in equity capital commitments and debt facilities under management. Paul Capital Healthcare has made investments in the pharmaceutical, biotechnology, and medical device sectors valued at more than $850 million. These investments are focused on commercial stage companies and products, and consist of investments in the form of royalties, revenue interests, debt and equity. For more information, visit www.paulcapital.com.

About Acorda Therapeutics
Acorda Therapeutics is a biotechnology company developing therapies for SCI, MS and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules™ (tizanidine hydrochloride), a short-acting drug for the management of spasticity. For full prescribing information, please go to www.zanaflexcapsules.com. Acorda’s lead clinical stage product, Fampridine-SR, recently completed a Phase 3 study in people with MS.  The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

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